Exhibit 13.2

Certifications Pursuant to 18 U.S.C. 1350 as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned Chief Financial Officer of Freight Technologies, Inc. (the “Company”), DOES HEREBY CERTIFY that to my knowledge:

1. The Company’s Annual Report on Form 20-F for the year ended December 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has executed this statement on May 14, 2026.

/s/ Donald Quinby
Name:	Donald Quinby
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Freight Technologies, Inc. and will be retained by Freight Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.